EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Thomas A. H. White

Vice President,

Investor Relations

423.755.8996

Linnea R. Olsen

Director, Corporate Relations

207.575.4452

UNUMPROVIDENT

CORPORATION

1 FOUNTAIN SQUARE,

CHATTANOOGA, TN 37402

2211 CONGRESS STREET,

PORTLAND, ME 04122

www.unumprovident.com

March 24, 2003

UNUMPROVIDENT RESOLVES COMMENTS

RELATED TO FILINGS WITH THE

SECURITIES AND EXCHANGE COMMISSION

CHATTANOOGA, Tenn. — (March 24, 2003) — UnumProvident Corporation (NYSE: UNM) announced today that it had resolved the comments raised by the Securities and Exchange Commission (“SEC”) regarding the Company’s previously filed Forms 10-Q and 10-K. The primary focus of these comments related to the Company’s investment disclosures, particularly those detailing the investments in an unrealized loss position, and specifically with the timing and amount of other than temporary impairment losses recognized on below-investment-grade securities. These comments were made in the context of the SEC’s review of filings with the SEC by the country’s largest companies, including UnumProvident.

As part of this resolution, the Company will restate prior reported results which will result in a net aggregate income reduction for 2002, 2001 and 2000 of $29.1 million, consisting of a $34.2 million increase in previously reported 2002 net income and a decrease in net income of $38.0 million and $25.3 million in 2001 and 2000, respectively. In terms of earnings per share, there will be an increase of $0.14 per share for 2002, following reductions of $0.16 per share in 2001 and $0.10 per share in 2000.

The change in reported results involves the value of certain securities viewed as other than temporarily impaired. During 2001 and 2000, the Company reported other than temporary impairment losses on certain of its securities based on a fair value determined using factors which included the quoted market price but did not rely solely on that price, primarily to give effect to analysis by the Company with respect to certain issuers of securities that perhaps was not reflected in the market price. After discussions with the SEC, the Company is restating its previously issued financial statements for 2001 and 2000 to eliminate these “non-market” adjustments. Many of these adjustments reversed during 2002 because additional other than temporary impairments were recorded on these securities, using quoted market prices, or the securities were sold.

The effect on net income and net income per share (fully diluted) is as follows:

	2002	2001	2000
Net Income
As Reported	$367.0	$579.2	$564.2
As Restated	401.2	541.2	538.9

Change	$34.2	$(38.0)	$(25.3)

Net Income Per Share
As Reported	$1.51	$2.38	$2.33
As Restated	1.65	2.22	2.23

Change	$0.14	$(0.16)	$(0.10)

These non-cash adjustments did not affect the Company’s total stockholders’ equity in any period because the Company had already recorded the unrealized effect of the lower market value in its shareholders’ equity in each period. These adjustments, as well as additional disclosures requested by the SEC, will be reflected in the Company’s 2002 Form 10-K which will be filed on March 31, 2003. Once the Form 10-K is filed and reviewed, the Company anticipates that its previously filed $1.5 billion shelf registration statement will become effective. In addition, this adjustment will have an immaterial impact to the statutory surplus of the Company’s insurance subsidiaries.

“This is an extremely important step for our Company,” said Tom Watjen, Vice Chairman and Chief Operating Officer. “This has been a very long process, but we are pleased to resolve this in a manner that has not impacted our stockholders’ equity. We hope that the SEC will clear our shelf registration within a couple of weeks of our 10-K filing, which we believe will position us to proceed promptly with our capital raising plan.”

The Company reiterated that following the filing of its 2002 Form 10-K and effectiveness of its shelf registration, it plans to enhance its capital position and reduce debt (including inter-company borrowings).

The Company also said that it will also continue to adjust its business and financial plans to respond to the current environment including further lessening risk in its investment portfolio, reducing inter-company borrowing and continuing to refine its business and financial strategies. These actions as they emerge over the balance of the year are expected to further enhance the Company’s financial position, as well as continue to lower the business and financial risk in the Company.

The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. UnumProvident is the world leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident’s primary operations are in the United States, Canada and the U.K.

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative or regulatory changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of claim-related litigation, the level of pension benefit costs and funding, and investment results, including credit deterioration of investments. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2001 and subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

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